THIRD AMENDMENT TO

EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT

THIRD AMENDMENT TO EMPLOYMENT AND SEVERANCE BENEFITS AGREEMENT (the "Agreement"), dated as of April 22, 2003, between CHESAPEAKE CORPORATION, a Virginia corporation (the "Company"), and THOMAS H. JOHNSON (the "Executive").

WHEREAS, the Company and the Executive entered into an Employment and Severance Benefits Agreement dated as of July 17, 1997; which Agreement was amended by a First Amendment to Employment and Severance Benefits Agreement on September 13, 1999, and by a Second Amendment to Employment and Severance Benefits Agreement on August 28, 2001; and

WHEREAS, the Board of Directors and the Executive Compensation Committee ("Committee") of the Board of Directors desire to further amend the Agreement.

NOW, THEREFORE, the Agreement is hereby amended in the following respects:

Section 4(a) of the Agreement is amended to replace the first sentence thereof with the following:

(a) Pay the Executive as compensation for his services hereunder a cash amount on an annual base salary of not less than six hundred forty-two thousand, nine hundred dollars ($642,900) (which base salary shall be reviewed on an annual basis for possible increase in light of business conditions, competitive considerations, increases given to other employees of the Company and the Executive's performance, provided that such salary shall not be reduced below the salary in effect immediately prior to such review).

Except as provided above, the terms of the Agreement, dated July 17, 1997, and the terms of the First Amendment to Employment Severance Benefits Agreement, dated September 19, 1999, and the Second Amendment to Employment Severance Benefits Agreement, dated August 28, 2001, shall remain in effect.

IN WITNESS WHEREOF, the Company has cause this Second Amendment to Employment and Severance Benefits Agreement to be duly executed on its behalf and the Executive has duly executed this Second Amendment to Employment and Severance Benefits Agreement, all as of the date first written above.

EXECUTIVE CHESAPEAKE CORPORATION

/s/ Thomas H. Johnson /s/ Richard G. Tilghman

Thomas H. Johnson Richard G. Tilghman

Director

/s/ J.P. Causey Jr.

J.P. Causey Jr.

Executive Vice President, Secretary &

General Counsel